Exhibit (a)(1)(v)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

Salix Pharmaceuticals, Ltd.

at

$158.00 Per Share, Net in Cash

Pursuant to the Offer to Purchase dated March 4, 2015

by

Sun Merger Sub, Inc.,

a wholly owned subsidiary of

Valeant Pharmaceuticals International,

a wholly owned subsidiary of

Valeant Pharmaceuticals International, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON APRIL 1, 2015 (ONE MINUTE AFTER 11:59 P.M., EASTERN TIME,

ON MARCH 31, 2015) UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

March 4, 2015

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated March 4, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by Sun Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Valeant Pharmaceuticals International, a Delaware corporation (“VPI”) and a wholly owned subsidiary of Valeant Pharmaceuticals International, Inc., a British Columbia corporation (“Valeant”), to purchase all of the shares of common stock, par value $0.001 per share (the “Shares”), of Salix Pharmaceuticals, Ltd., a Delaware corporation (“Salix”), that are issued and outstanding at a price of $158.00 per Share, net to the holder in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $158.00 per Share, net to you in cash, without interest, less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of February 20, 2015 (as such may be amended or supplemented from time to time, the “Merger Agreement”),

by and among VPI, Purchaser, Salix and, solely for purposes of providing a guarantee of VPI’s and Purchaser’s obligations, Valeant, pursuant to which, immediately following the consummation of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth therein, Purchaser will merge with and into Salix (the “Merger”), with Salix continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of VPI. At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares that are held by any stockholders who properly demand appraisal in connection with the Merger as described in the Offer to Purchase) will be converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes, except for Shares then owned by Valeant, VPI or Purchaser or any of their wholly owned subsidiaries and Shares held by Salix or any of its wholly owned subsidiaries, which Shares will be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

4. After careful consideration, the board of directors of Salix (the “Salix Board”) has (i) determined that the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of Salix and its stockholders; (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; and (iii) determined to recommend that the stockholders of Salix accept the Offer and tender their Shares to Purchaser pursuant to the Offer.

5. The Offer and withdrawal rights will expire at 12:00 midnight, Eastern time, on April 1, 2015 (one minute after 11:59 P.M., Eastern time, on March 31, 2015), unless the Offer is extended.

6. The Offer is not subject to any financing condition. The Offer is conditioned upon: (i) there being validly tendered (not including any Shares tendered pursuant to guaranteed delivery procedures that were not actually delivered prior to the Expiration Date) and not validly withdrawn prior to the Expiration Date Shares that, considered together with all other Shares (if any) beneficially owned by VPI and its subsidiaries immediately prior to the Expiration Date represent at least one Share more than 50% of the sum of (x) the total number of Shares outstanding at the time of the expiration of the Offer and (y) the aggregate number of Shares that Salix would be required to issue upon conversion, settlement or exercise of all then outstanding options, benefit plans, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares (including all then outstanding options to purchase Shares and Salix’s 2.75% Convertible Senior Notes due 2015 (the “2015 Notes”) and Salix’s 1.5% Convertible Senior Notes due 2019 (the “2019 Notes” and together with the 2015 Notes, the “Salix Convertible Notes”) (whether then outstanding or for which the conversion date has already occurred, but in any event without duplication, but excluding (A) the warrants that were entered into in connection with the 2019 Notes and (B) any portion of the Salix Convertible Notes that are required to be settled solely in cash upon conversion)) (the “Minimum Condition”); (ii) any applicable waiting period (or extension thereof) relating to the Offer under the Hart Scott Rodino Act of 1976, as amended (the “HSR Act”) having expired or been terminated, or any pre-closing approvals or clearances reasonably required under the HSR Act having been obtained, at or prior to the Expiration Date; and (iii) other customary conditions as described in Section 15 of the Offer to Purchase. As a result of the terms of the Salix Convertible Notes, Shares issuable upon conversion of the Salix Convertible Notes will only be taken into account for purposes of calculating the Minimum Condition if such Shares were delivered or would be required to be delivered on or prior to the consummation of the Offer.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any state in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such state. However, Purchaser may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such state and extend the Offer to holders of Shares in such state in compliance with applicable laws.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Salix Pharmaceuticals, Ltd.

at

$158.00 Per Share, Net in Cash

Pursuant to the Offer to Purchase dated March 4, 2015

by

Sun Merger Sub, Inc.,

a wholly owned subsidiary of

Valeant Pharmaceuticals International,

a wholly owned subsidiary of

Valeant Pharmaceuticals International, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 4, 2015 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by Sun Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Valeant Pharmaceuticals International, a Delaware corporation and a wholly owned subsidiary of Valeant Pharmaceuticals International, Inc., a British Columbia corporation, to purchase all of the shares of common stock, par value $0.001 per share, (the “Shares”), of Salix Pharmaceuticals, Ltd., a Delaware corporation, that are issued and outstanding at a price of $158.00 per Share, net to the holder in cash, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 12:00 midnight, Eastern time, on April 1, 2015 (one minute after 11:59 P.M., Eastern time, on March 31, 2015), unless the Offer is extended.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:
(Signature(s))

(Please Print Name(s))

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

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